FIRST CONSOLIDATED AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS FIRST CONSOLIDATED AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 16th day of November, 1994, by and among S. K. WELLMAN LIMITED, INC. and THE
S. K. WELLMAN CORP., each a Michigan corporation (hereinafter referred to collectively as "Borrowers" and individually as a "Borrower") with their chief executive offices and principal places of business at 6180 Cochran Road, Solon, Ohio 44139, and BARCLAYS BUSINESS CREDIT, INC., a Connecticut corporation (hereinafter referred to, together with its successors and assigns, as "Lender") with an office at 6060 J. A. Jones Drive, Suite 200, Charlotte, North Carolina 28287.
                        R E C I T A L S:
     Lender and Borrowers are parties to a certain Loan and Security Agreement dated January 15, 1993 (the "Loan Agreement"), as amended by that certain First Amendment to Loan and Security Agreement dated February 19, 1993, that certain Second Amendment to Loan and Security Agreement dated March 15, 1993, that certain Third Amendment to Loan and Security Agreement dated June 8, 1993, that certain Fourth Amendment to Loan and Security Agreement dated December 29, 1993, that certain Fifth Amendment to Loan and Security Agreement dated March 24, 1994 and that certain Sixth Amendment to Loan and Security Agreement dated June 14, 1994 (collectively, the "Prior Amendments").
     Pursuant to the Loan Agreement, Lender has extended the following credit facilities to Borrowers: (a) revolving credit facility in the aggregate principal amount of up to $7,200,000; (b) term loan in the original principal amount of $5,725,000 ("Term Loan A"); (c) term loan in the original principal amount of $1,500,000 ("Term Loan B"); (d) term loan in the original principal amount of $1,575,000 ("Term Loan C"); (e) term loan in the original principal amount of $500,000 ("Term Loan D"); and (f) capital expenditure facility in the aggregate principal amount of up to $1,500,000 ("Equipment Facility").
     As of the date hereof, Lender has made two equipment loans to Borrowers under the Equipment Facility in the original principal amounts of $1,050,000 and $450,000, respectively (the "Existing Equipment Loans").
     Borrowers have requested that Lender consolidate Term Loan A, Term Loan C, the Existing Equipment Loans and a Revolver Loan in the amount of $1,706,255, such that the aggregate of such loans in the amount of $8,500,000 will be evidenced by and repaid in accordance with the terms of the Consolidated Note (as hereinafter defined).
     Borrowers have also requested, among other things, that Lender increase the principal amount of the Equipment Facility from $1,500,000 to $2,000,000.
     Borrowers and Lender also desire to consolidate into this Amendment, for ease of reference, those changes to the Loan Agreement that were effected by the Prior Amendments and that Borrowers and Lender desire to continue in effect. It is the intent of the parties hereto that this Amendment supersede all of the Prior Amendments and set forth all of the amendments to the Loan Agreement that are agreed to by the parties on and as of the date hereof.
     NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
     2. Amendments to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended as follows:
          (a) By deleting the definition of "Average Monthly Revolver Loan Balance" in its entirety and by substituting the following in lieu thereof:
          Average Monthly Loan Balance - the amount obtained by adding the unpaid balance of Loans owing by Borrowers to Lender at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.
          (b) By adding the following clause (vii) to the definition of "Distribution Conditions":
     ; and (vii) Borrowers shall have paid all accounts payable owing to trade creditors of Borrowers when due, except those payables that are being disputed in good faith by Borrowers and that have been disclosed to Lender in writing prior to the due date thereof.

          (c) By deleting the proviso at the end of the definition of "Eligible Canadian Inventory" and substituting in lieu thereof the following:
     provided, however, that no such inventory that is situated in provinces where Wellman Canada is not qualified to do business or where Lender's Lien search has not yet confirmed the first priority of Lender's Lien upon such Inventory shall be deemed Eligible Canadian Inventory unless and until such qualification is made and such first priority confirmed.

          (d) By deleting the definitions of "Factor," "Term Note A," and "Term Note C" in their entirety.
          (e) By deleting the definition of "Current Liabilities" and by substituting the following new definition in lieu thereof:
          Current Liabilities - at any date, means the amount at which the liabilities of a Person that are properly classified as current liabilities in accordance with GAAP would be shown as current liabilities on a GAAP balance sheet of such Person at such date.

          (f) By deleting the definition of "Consolidated Debt Service Coverage Ratio" and by substituting the following new definition in lieu thereof:
          Consolidated Debt Service Coverage Ratio - for any period, the Consolidated Free Cash Flow divided by the current maturities of Funded Debt. In calculating the amount of current maturities of Funded Debt during any period in question for purposes of this definition, the amount of Funded Debt at any time shall be divided by twelve and multiplied by the number of months in the period in question. For purposes of this calculation, quarterly dividend payments on Preferred Stock shall be subtracted from Consolidated Free Cash Flow.

          (g) By deleting the definition of "Permitted Purchase Money Indebtedness" in its entirety and by substituting in lieu thereof the following:
          Permitted Purchase Money Indebtedness - Purchase
     Money Indebtedness of a Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers at the time outstanding, does not exceed $1,250,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of Capital Leases shall be computed as a Capitalized Lease Obligation.

          (h) By deleting the definitions of "Term Loan A" and "Term Loan C" in their entirety and by substituting the following in lieu thereof:
          Term Loan A - that certain term loan made by Lender to Borrowers on January 15, 1993, in the original principal amount of $5,725,000, which term loan has been consolidated into the Consolidated Loan pursuant to
     Section 2.2(A) hereof.

          Term Loan C - that certain term loan made by Lender to Borrowers on February 19, 1993, in the original principal amount of $1,575,000, which term loan has been consolidated into the Consolidated Loan pursuant to
     Section 2.2(A) hereof.

          (i) By deleting the definitions of "Term Loans" and "Term Notes" in their entirety and by substituting in lieu thereof the following:
          Term Loans - collectively, the Consolidated Loan,
     Term Loan B and Term Loan D.

          Term Notes - collectively, the Consolidated Note,
     Term Note B and Term Note D.

          (j)  By adding the following new definitions to Section
1.1 in proper alphabetical sequence:
          Consolidated Loan - the Loans that are consolidated as described in Section 2.2(A) of this Agreement and that are to be evidenced by and repaid in accordance with the Consolidated Note.
          Consolidated Note - the Amended, Restated and Consolidated Secured Promissory Note dated November 16, 1994, from Borrowers to Lender, in the original principal amount of $8,500,000, which shall be in the form of Exhibit A-2 attached hereto.

          Variable Rate Notes - collectively, (i) that certain promissory note dated June 30, 1993, in the original principal amount of $863,310, from Parent to Cudd & Co., and (ii) that certain promissory note dated June 30, 1993, in the original principal amount of $580,494, from Parent to Equitable Life Assurance Society of the United States, that evidence the obligations arising from the conversion of the Zero Coupon Bonds.

     3. Amendment to Section 2. Section 2 of the Loan Agreement is hereby amended by deleting the reference to "EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000)" contained in the introductory paragraph thereof and by substituting a reference to "NINETEEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($19,700,000)" in lieu thereof.
     4. Amendment to Section 2.2. Section 2.2 of the Loan Agreement is hereby amended as follows:
          (a) By deleting Section 2.2(A) in its entirety and by substituting the following in lieu thereof:
          (A) Consolidated Loan. The parties agree that the unpaid principal balances outstanding on November 16, 1994, of Term Loan A, Term Loan C and Equipment Loans in the original principal amount of $1,050,000 and $450,000, respectively and $1,706,255 of the outstanding principal balance of Revolver Loans shall be consolidated into a term loan in the amount of $8,500,000 (the "Consolidated Loan"), which Loan shall be evidenced by and repaid in accordance with the terms of the Consolidated Note and shall be secured by the Property of each Borrower described in Section 4 hereof and in the Security
     Documents.

          (b) By deleting Section 2.2(C) in its entirety and by substituting the following in lieu thereof:
          (C)  [INTENTIONALLY OMITTED]
          (c) By deleting the reference to "January 14, 1995" contained in Section 2.2(E) of the Loan Agreement and by substituting in lieu thereof a reference to "January 14, 1997."
          (d) By deleting the reference to "$1,500,000" contained in Section 2.2(E) of the Loan Agreement and by substituting in lieu thereof a reference to "$2,000,000."
          (e) By deleting the last sentence of Section 2.2(F) in its entirety.
     5. Amendment to Section 3.1. Section 3.1 of the Loan Agreement is hereby amended as follows:
          (a) By deleting Section 3.1(A) in its entirety and by substituting in lieu thereof the following:
          3.1  Interest, Fees and Charges.
               (A)  Interest.  Interest shall accrue on the
     Term Loans and the Equipment Loans in accordance with the terms of the Term Notes and the Equipment Notes and shall accrue on the principal amount of the Revolver Loans outstanding at the end of each day at a fluctuating rate per annum equal to one and one-quarter percent (1.25%) above the Base Rate in effect on such day. The foregoing applicable rates of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof. In no event shall the per annum rate of interest with respect to the Revolver Loans be less than six percent (6.0%). Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days unless reference to a 365 or 366-day year is necessary in order not to exceed the Maximum Rate), commencing on the date hereof, and shall be payable monthly, in arrears, on the first day of each month. The calculation of interest on the basis of a 360-day year, as opposed to a year of 365 days, results in a higher effective rate of interest hereunder.

          (b) By deleting from Section 3.1(E) of the Loan Agreement the reference to "$130,000" and by substituting in lieu thereof a reference to "$95,000."
          (c) By deleting from Section 3.1(E) of the Loan Agreement the clause that reads "and the balance of $62,500 on February 1, 1994" and by substituting in lieu thereof a clause that reads "and the balance of $32,500 on February 1, 1994."
     6. Amendment to Section 3.2. Section 3.2 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

          3.2. Term of Agreement. Subject to Lender's right to cease making Loans to Borrowers at any time upon or after the occurrence of a Default or an Event of Default, this Agreement shall be in effect for a period commencing on the date hereof and ending on January 15, 1998 (the "Original Term"), and this Agreement shall automatically renew itself (but no such renewal shall be construed to extend the maturity date of any of the Notes) for one (1) year periods thereafter (each a "Renewal Term"), unless terminated as provided in Section 3.3 hereof.

     7. Amendment to Section 3.3. Section 3.3(C) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
     At the effective date of any such termination, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to three percent (3%) of the highest of the Average Monthly Loan Balances outstanding during the Original Term if termination occurs during the first twelve-month period of the Original Term (January 15, 1993 through January
     15, 1994); two percent (2%) of the highest of the Average Monthly Loan Balances outstanding during the Original
     Term if termination occurs during the second twelve-month period of the Original Term (January 16, 1994 through January 15, 1995); one percent (1%) of the highest of the Average Monthly Loan Balances outstanding during the Original Term if termination occurs during the period from January 16, 1995 through January 15, 1998; provided, however, that if termination occurs on the last day of the Original Term, no termination charge shall be payable.

     8. Amendment to Section 3.4. Section 3.4 of the Loan Agreement is hereby amended by adding a new Paragraph (E) to the end of Section 3.4 of the Loan Agreement that reads as follows:
          (E) Notwithstanding anything to the contrary contained in paragraphs (A) and (B) of this Section 3.4, payment of the principal amount and accrued interest on each Revolver Loan shall in all events be due and payable (if not sooner paid in accordance with the provisions of paragraphs (A) and (B) of this Section 3.4), and shall be paid, one day prior to the last day of the thirty-fifth month after the month in which such Revolver Loan is made so that no Revolver Loan shall remain outstanding and unpaid for three years or more from the date such Revolver Loan was first funded by Lender to Borrowers.

     9.   Amendment to Section 9.1.  Section 9.1 of the Loan
Agreement is hereby amended by adding a new Section 9.1(U) thereto that reads as follows:
               (U)  Accounts Payable.  Pay all accounts
          payable owing to any Person in a timely
          manner.

     10. Amendment to Section 9.2. Section 9.2 of the Loan Agreement is hereby amended as follows:
          (a) By deleting clause (ii) of Section 9.2(G) in its entirety and renumbering the existing clause (iii) of Section 9.2(G) as clause (ii) of Section 9.2(G).
          (b) By deleting clauses (iii) and (iv) of Section 9.2(J) of the Loan Agreement in their entirety and by substituting the following in lieu thereof:
     (iii) Wellman Ltd. may make Distributions to Parent on or before December 31, 1993, in an amount not to exceed $1,015,000, to enable Parent to satisfy the following obligations of Parent: (a) payment of principal and interest due and owing under the Put Notes, not to exceed $690,000 in the aggregate, and (b) operating expenses and employee bonuses for fiscal year ending December 31, 1993, not to exceed $325,000 in the aggregate; (iv)
     Wellman Ltd. may make Distributions to Parent on or before January 31, 1994, in an amount not to exceed
     $770,000, to enable Parent to pay dividends on the Preferred Stock and to pay interest then due and owing on the Variable Rate Notes; (v) except as set forth in clauses (iii) and (iv) above, after payment in full of Term Loan B and Term Loan D and subject to receipt by Lender of the annual audited financial statements of Borrowers delivered pursuant to Section 9.1(J)(i) of this Agreement, in form and substance satisfactory to Lender, Wellman Ltd. may make Distributions no more frequently than once each fiscal year for the purpose of enabling
     Parent to pay any unpaid Indebtedness of Parent owing to TCR or to enable Parent to make payments in respect of the Zero Coupon Bonds or any substitutions therefor, including, without limitation, the Variable Rate Notes;
     (vi) Wellman Corp. may make Distributions from time to time to Wellman Ltd; (vii) commencing March 31, 1994,
     Wellman Ltd. may make quarterly Distributions to Parent
     (not to exceed $245,000 per quarter) to enable Parent to pay dividends on the Preferred Stock so long as (a)
     Borrowers' Average Excess Availability for the thirty-day period prior to the date of such Distribution after giving effect to such Distribution is at least $1,000,000 and (b) Borrower's Average Excess Availability on the date of such Distribution and following the Distribution is at least $1,000,000; and (viii) Wellman Ltd. may make a Distribution to Parent in an aggregate amount not to exceed $425,000 on or before November 30, 1994, to enable Parent to indemnify Three Cities for unpaid tax obligations of Pameco.

          (c) By deleting Section 9.2(L) in its entirety and by substituting the following in lieu thereof:
          (L)  Capital Expenditures.  Make Capital
     Expenditures (including, without limitation, by way of Capital Leases) which, in the aggregate, as to Borrowers and their Subsidiaries, exceed $3,250,000 during any fiscal year of Borrowers.

          (d) By deleting Section 9.2(Q) of the Loan Agreement in its entirety and by substituting the following in lieu thereof:
          (Q) Key-Man Insurance.  On or before December 31,
     1994, deliver the Insurance Assignment to Lender, in form and substance satisfactory to Lender.

          (e)  By deleting the reference to "$50,000" contained in
Section 9.2(Y) of the Loan Agreement and by substituting in lieu thereof a reference to "$100,000."
     11. Amendment to Section 9.3. Section 9.3 of the Loan Agreement is hereby amended as follows:
          (a) By deleting the reference to "April 1, 1994 through June 30, 1994 -- $4,300,000" contained in Section 9.3(A) and by substituting in lieu thereof a reference to "April 1, 1994 through June 30, 1994 -- $4,800,000."
          (b) By deleting Section 9.3(C) in its entirety and by substituting the following in lieu thereof:
          (C) Profitability. Achieve Consolidated Adjusted Net Earnings of not less than $1 per month or less than the amount shown below for the period corresponding thereto as of the last day of such period (and compliance with this covenant on the dates shown below shall be tested on a cumulative quarterly and annual basis):

          Period                                Amount

     Closing Date through                    $   725,000
      March 31, 1993

     Closing Date through                    $ 1,500,000
      June 30, 1993

     Closing Date through                    $ 2,100,000
      September 30, 1993

     Closing Date through                    $ 2,700,000
      December 31, 1993

     January 1, 1994 through                 $   725,000
      March 31, 1994

     January 1, 1994 through                 $ 1,500,000
      June 30, 1994

     January 1, 1994 through                 $ 2,100,000
      September 30, 1994

     January 1, 1994 through                 $ 2,700,000
      December 31, 1994

     January 1, 1995 through                 $   800,000
      March 31, 1995

     January 1, 1995 through                 $ 1,650,000
      June 30, 1995

     January 1, 1995 through                 $ 2,300,000
      September 30, 1995

     January 1, 1995 through                 $ 3,050,000
      December 31, 1995

     January 1, 1996 through                 $   800,000
      March 31, 1996

     January 1, 1996 through                 $ 1,650,000
      June 30, 1996

     January 1, 1996 through                 $ 2,300,000
      September 30, 1996

     January 1, 1996 through                 $ 3,050,000
      December 31, 1996

     January 1, 1997 through                 $   800,000
      March 31, 1997

     January 1, 1997 through                 $ 1,650,000
      June 30, 1997

     January 1, 1997 through                 $ 2,300,000
      September 30, 1997

     January 1, 1997 through                 $ 3,050,000
      December 31, 1997

     January 1 through March 31              $   800,000
      of each fiscal year thereafter

     January 1 through June 30               $ 1,650,000
      of each fiscal year thereafter

     January 1 through September 30          $ 2,300,000
      of each fiscal year thereafter

     January 1 through December 31           $ 3,050,000
      of each fiscal year thereafter

          (c) By deleting Section 9.3(D) in its entirety and by adding the following in lieu thereof:
          (D)  Consolidated Debt Service Coverage Ratio.
     Maintain at all times a Consolidated Debt Service
     Coverage Ratio of not less than the ratio shown below for the fiscal period corresponding thereto:

     Closing Date through                    1.75 to 1
      March 31, 1993

     Closing Date through                    1.75 to 1
      June 30, 1993

     Closing Date through                    1.75 to 1
      September 30, 1993

     Closing Date through                    1.75 to 1
      December 31, 1993

     January 1, 1994 through                 1.75 to 1
      March 31, 1994

     January 1, 1994 through                 1.75 to 1
      June 30, 1994

     January 1, 1994 through                 1.75 to 1
      September 30, 1994

     January 1, 1994 through                 1.75 to 1
      December 31, 1994

     January 1, 1995 through                 1.75 to 1
      March 31, 1995

     January 1, 1995 through                 1.75 to 1
      June 30, 1995

     January 1, 1995 through                 1.75 to 1
      September 30, 1995

     January 1, 1995 through                 1.75 to 1
      December 31, 1995

     January 1, 1996 through                 1.75 to 1
      March 31, 1996

     January 1, 1996 through                 1.75 to 1
      June 30, 1996

     January 1, 1996 through                 1.75 to 1
      September 30, 1996

     January 1, 1996 through                 1.75 to 1
      December 31, 1996

     January 1, 1997 through                 1.75 to 1
      March 31, 1997

     January 1, 1997 through                 1.75 to 1
      June 30, 1997

     January 1, 1997 through                 1.75 to 1
      September 30, 1997

     January 1, 1997 through                 1.75 to 1
      December 31, 1997

     January 1 through March 31              1.75 to 1
      of each fiscal year thereafter

     January 1 through June 30               1.75 to 1
      of each fiscal year thereafter

     January 1 through September 30          1.75 to 1
      of each fiscal year thereafter

     January 1 through December 31           1.75 to 1
      of each fiscal year thereafter

          (d) By deleting Section 9.3(E) in its entirety and by substituting the following in lieu thereof:
          (E) Consolidated Free Cash Flow. Maintain at all times a Consolidated Free Cash Flow of not less than the amount shown below for the period corresponding thereto:

                   (i)  Quarterly Calculation

          Period                             Amount

     Closing Date through                    $   750,000
      March 31, 1993

     April 1, 1993 through                   $   750,000
      June 30, 1993

     July 1, 1993 through                    $   750,000
      September 30, 1993

     October 1, 1993 through                 $   750,000
      December 31, 1993

     January 1, 1994 through                 $   750,000
      March 31, 1994

     April 1, 1994 through                   $   750,000
      June 30, 1994

     July 1, 1994 through                    $   750,000
      September 30, 1994

     October 1, 1994 through                 $   750,000
      December 31, 1994

     January 1, 1995 and at the end          $   800,000
      of each fiscal quarter thereafter

                   (ii) Cumulative Calculation

          Period                             Amount

     Closing through                         $   750,000
      March 31, 1993

     Closing through                         $ 2,000,000
      June 30, 1993

     Closing through                         $ 2,800,000
      September 30, 1993

     Closing through                         $ 3,675,000
      December 31, 1993

     January 1, 1994 through                 $   750,000
      March 31, 1994

     January 1, 1994 through                 $ 2,000,000
      June 30, 1994

     January 1, 1994 through                 $ 2,800,000
      September 30, 1994

     January 1, 1994 through                 $ 3,675,000
      December 31, 1994

     January 1, 1995 through                 $ 1,000,000
      March 31, 1995

     January 1, 1995 through                 $ 2,300,000
      June 30, 1995

     January 1, 1995 through                 $ 3,250,000
      September 30, 1995

     January 1, 1995 through                 $ 4,300,000
      December 31, 1995

     January 1, 1996 through                 $ 1,000,000
      March 31, 1996

     January 1, 1996 through                 $ 2,300,000
      June 30, 1996

     January 1, 1996 through                 $ 3,250,000
      September 30, 1996

     January 1, 1996 through                 $ 4,300,000
      December 31, 1996

     January 1, 1997 through                 $ 1,000,000
      March 31, 1997

     January 1, 1997 through                 $ 2,300,000
      June 30, 1997

     January 1, 1997 through                 $ 3,250,000
      September 30, 1997

     January 1, 1997 through                 $ 4,300,000
      December 31, 1997

     January 1 through March 31              $ 1,000,000
      of each fiscal year thereafter

     January 1 through June 30               $ 2,300,000
      of each fiscal year thereafter

     January 1 through September 30          $ 3,250,000
      of each fiscal year thereafter

     January 1 through December 31           $ 4,300,000
      of each fiscal year thereafter

     12. Amendment to Section 11.1. Section 11.1 of the Loan Agreement is hereby amended by deleting Section 11.1(I) entitled "Adverse Changes" in its entirety.
     13. Amendment to Section 11.2. Section 11.2 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
          11.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement or any of the other Loan Documents, upon or at any time after the occurrence of an Event of Default all of the Obligations then outstanding (whether under this Agreement or any of the other Loan Documents or otherwise) shall, at the option of Lender and without notice or demand by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and accrued and unpaid interest on the Obligations plus reasonable attorneys' fees, not to exceed fifteen percent (15%) of the Obligations, if the same are collected by or through an attorney at law. Nothing herein shall be construed to permit Lender to charge or collect any unmatured or unearned interest.

     14.  Amendment to Section 14.8.  The notice address of
Borrowers set forth in Section 14.8 of the Loan Agreement is hereby amended to read as follows:
          (B) If to either
               Borrower:           c/o MLX Corp.
                                   1000 Center Place
                                   Norcross, Georgia 30092

     15. Substitution of Exhibits. The Exhibits to the Loan Agreement are hereby amended as follows:
          (a)  By substituting Exhibit A-1 (Equipment Promissory
Note) and Exhibit A-2 (Amended, Restated and Consolidated Secured Promissory Note) attached hereto for the Exhibit A-1 (Equipment Promissory Note) and Exhibit A-2 (Term Note A) attached to the Loan Agreement; and
          (b) By deleting Exhibit A-4 (Term Note C) in its entirety.
     16. Interest Rate Disclosure. On the date of this Amendment, the Base Rate is seven and three-quarters percent (7.75%) and therefore, the rate of interest in effect hereunder for Revolver Loans on the date hereof, expressed in simple interest terms, is nine percent (9.0%) per annum.
     17. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms each of the Loan Documents and all of such Borrower's covenants, duties and liabilities thereunder.
     18. Additional Covenants. To induce Lender to enter into this Amendment, Borrowers covenant and agree that simultaneously with the execution and delivery of this Amendment, Borrowers shall
(i) execute and deliver amendments to each of the Mortgages recorded in Cuyahoga County, Ohio and LaVergne, Tennessee, all in form and substance satisfactory to Lender; (ii) deliver endorsements or commitments for endorsements to the existing mortgagee title insurance policies insuring the Liens of such Mortgages, which shall be in form and substance satisfactory to Lender and which shall give effect to the mortgage amendments described in the foregoing clause (i); (iii) reimburse Lender for the payment of all applicable documentary stamp, intangibles, recording, note or other similar taxes payable with respect to the mortgage amendments described in clause (i); and (iv) execute and deliver the Amended, Restated and Consolidated Secured Promissory
Note in the form of Exhibit A-2 attached hereto (the "Consolidated
Note").
     19. Acknowledgements and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the security interests and Liens granted by Borrowers in favor of Lender are duly perfected, first priority security interests and liens and the unpaid principal balance of the Loans as of the opening of business on November 15, 1994, totalled $8,475,564.53
     20. Representations and Warranties. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and except as may have been disclosed in writing by Borrowers to Lender prior to the date hereof, all of the representations and warranties made by each Borrower in the Loan Agreement are true and correct on and as of the date hereof.
     21. Expenses of Lender. Borrowers agree to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel.
     22. Governing Law. This Amendment shall be effective when signed by each Borrower and accepted by Lender in Atlanta, Georgia, whereupon this Amendment shall be a contract made in Georgia and shall be governed by and construed in accordance with the internal laws of the State of Georgia.
     23. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     24. No Novation, etc. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof.
     25. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.
     26. Release of Claims. To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and the officers, directors, agents, employees, successors and assigns of Lender from all liabilities, claims, demands, actions or causes of actions of any kind (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown that any Borrower now has or ever had against Lender arising under or in connection with any of the loan documents or otherwise.
     27. Waiver of Notice. Each Borrower hereby waives notice of acceptance of this Amendment by Lender.
     28. Waiver of Jury Trial. To the fullest extent permitted under Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, proceeding or counterclaim arising out of or related to this Amendment.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in Atlanta, Georgia, and delivered by their respective duly authorized officers on the date first written above.
ATTEST:                            S. K. WELLMAN LIMITED, INC.
                                   ("Borrower")


/s/Thomas C. Waggoner                 By: /s/Brian Esher
Secretary                             Brian Esher, President

[CORPORATE SEAL]


ATTEST:                              THE S. K. WELLMAN CORP.
                                     ("Borrower")


/s/Thomas C. Waggoner                By:/s/Brian Esher
Secretary                            Brian Esher, President

[CORPORATE SEAL]


                                     BARCLAYS BUSINESS CREDIT, INC.
                                     ("Lender")


                                     By:/s/Elizabeth L. Walker

                                     Title: Vice President






          [Consent and Reaffirmation on following page]

CONSENT AND REAFFIRMATION


     The undersigned guarantors of the Obligations of Borrowers at any time owing to Lender hereby (i) acknowledge receipt of a copy of the foregoing First Consolidated Amendment to Loan and Security Agreement; (ii) consent to Borrowers' execution and delivery thereof; (iii) agree to be bound thereby; and (iv) affirm that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirm that such guaranty is and shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation on the date of such First Consolidated Amendment to Loan and Security Agreement.


ATTEST:                            MLX CORP.


/s/Thomas C. Waggoner              By:/s/Brian Esher
Secretary                          Brian Esher, President

[CORPORATE SEAL]


ATTEST:                            S. K. WELLMAN, S.p.A.


/s/Thomas C. Waggoner              By: /s/Brian Esher
Secretary                          Name: Brian Esher
                                   Title:
[CORPORATE SEAL]


ATTEST:                            THE S. K. WELLMAN COMPANY OF
                                        CANADA LIMITED


/s/Thomas C. Waggoner             By: /s/Brian Esher
Secretary                         Brian Esher, President

[CORPORATE SEAL]